UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to our current report on Form 8-K filed January 20, 2012, is being filed to clarify that the letter “D” will not be temporarily appended to the Company’s ticker symbol for twenty trading days following the reverse split and to indicate that the first day of trading on a split adjusted basis will be Tuesday, February 7, 2012.

Item 5.03    Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On January 20, 2012, the Company filed a Certificate of Amendment of its Articles of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding shares of common stock, par value $.001 per share (the “Common Stock”), effective as of 7:00 a.m. Eastern Standard Time on Monday, February 6, 2012. The Common Stock will commence trading on The NASDAQ Global Select Market on a split-adjusted basis as of the opening of trading on Tuesday, February 7, 2012. The Common Stock will continue to trade under the ticker symbol “HEAT.” The Company’s stockholders, at a special meeting of stockholders described below, authorized the Company’s Board of Directors to effect a reverse stock split in a ratio ranging from one-for-three to one-for-ten of all issued and outstanding shares of the Company’s Common Stock.

Following the reverse split, the total number of shares outstanding will be proportionately reduced in accordance with the reverse split. Further, any outstanding options, warrants and rights, if any, as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and the applicable exercise or purchase price as well as other adjustments.

There will be no change to the authorized shares or par value of the Common Stock of the Company as a result of the reverse stock split. Any fraction of a share of Common Stock that would otherwise have resulted from the reverse split will be rounded up to the nearest whole number.

The Company’s transfer agent is Interwest Transfer Company, Inc. The new CUSIP number for the post-reverse common stock will be 83172F203.

A copy of the Certificate of Amendment of the Company’s Articles of Incorporation is attached hereto as Exhibit 3.3 and is incorporated herein by reference in its entirety.

Item 5.07    Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of SmartHeat Inc. (the “Company”) was held at 10:00 am on Wednesday, January 18, 2012 (China Time), at the Company’s corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China to vote to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-three to one-for-ten of all issued and outstanding shares of the Company’s common stock, par value $.001 (the “Common Stock”).  The proposal was approved by a majority of the Company’s Common Stock outstanding.
24,794,033 shares voted for the proposal, 3,971,150 shares voted against the proposal and 525,622 shares abstained from voting.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

3.3	Certificate of Amendment to Articles of Incorporation, effective February 6, 2012 (Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on January 20, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chief Executive Officer